Exhibit 10.4

SECURED PROMISSORY NOTE

$3,000,000	As of July 6, 2021 (the “Effective Date”)

FOR VALUE RECEIVED, EnderbyWorks, LLC, a Delaware limited liability company (“Borrower”) hereby promises to pay, on or before the Maturity Date (as that term is defined hereinbelow), to the order of CurrencyWorks USA, Inc., a Nevada corporation, or its successors or assigns (“Lender”), at such address as the Lender may specify in writing, the principal sum (“Principal Amount”) of Three Million US Dollars ($3,000,000), Two Million US Dollars ($2,000,000) to be paid within ten (10) business days of the Effective Date and One Million US Dollars ($1,000,000) to be paid by no later than the earlier of fifteen (15) days after the first NFT auction or September 30, 2021, plus accrued interest, in lawful money of the United States of America, or such amount thereof as has been advanced hereunder, in the manner and upon the terms and conditions set forth below (collectively, the “Indebtedness”). This Note (“Note”) is being executed in connection with that certain Security Agreement (the “Security Agreement”), dated as of the date hereof, between Borrower and Lender in the form attached hereto as Exhibit A, and Lender’s obligation to advance funds is conditioned upon, among other things, (a) Debtor’s execution and delivery of the Security Agreement, and (b) Debtor’s execution and delivery of a Distribution License Agreement between Debtor and 92 Films, LLC, in a form approved by Lender (the “Distribution Agreement”).

1. Payment of Interest; Maturity.

(a) Interest. Commencing on the Effective Date, interest shall commence accruing on the outstanding principal amount of this Note at 6% per annum.

(b) Maturity. The Indebtedness shall be payable from the proceeds to be received by Borrower in connection with the exploitation of its rights under the Distribution Agreement and all amounts outstanding hereunder shall be due three (3) years from the Effective Date (the “Maturity Date”).

2. Prepayment. The undersigned may prepay the principal of this Note in whole or in part at any time and from time to time, upon at least 2 business days’ prior written notice to the Lender and all prepayments of the principal of this Note shall be accompanied by the full payment of all accrued but unpaid interest on this Note through the date of prepayment. Any prepayment under this Section of less than all of the amounts due under this Note shall be applied first to the payment of any accrued and unpaid interest, and second to the principal amount.

3. Lender’s Rights Upon Default. If an “Event of Default” has occurred and such default remains uncured for thirty (30) days after receipt of written notice under this Note or the Security Agreement (other than a payment default, for which only five (5) days written notice shall be required), then the principal balance of this Note shall thereafter, immediately commence accruing, at the lower of 18% per annum, and the highest rate permitted by applicable law. If any amount due hereunder is not paid when due, the Lender shall have, in addition to the rights set forth herein, in the Security Agreement and under law, the right to compound interest (i.e. the interest as provided in this Section 3) by adding the unpaid interest to principal, with such amount thereafter bearing interest at the rate provided in this Note.

4. Events of Default.

4.1 Each of the following specified events hereby constitutes and is herein referred to individually as an “Event of Default”:

(a) Borrower’s failure to make (or cause to be made) any payments to the Lender under this Note when the same are due and failure to cure same within five (5) days of Lender’s written notice concerning such failure; or

(b) Default in the due and timely observance or performance of the material terms, provisions, covenants, conditions, agreements or obligations of Borrower contained in this Note or the Security Agreement, and, except in the case of a default under Section 4.1 (a), the failure to cure the same within thirty (30) days of Lender’s written notice concerning such failure; or

(c) Suspension by Borrower of its business operations as determined by Lender in good faith using commercially reasonable standards; or

(d) Borrower transfers all or substantially all of its assets to a third party other than Lender; or

(e) Borrower is the subject of an order for relief or any other order under any bankruptcy, reorganization, receivership, liquidation, insolvency, compromise, arrangement or moratorium statute, law or regulation, whether now in force or hereafter enacted, or any action of any nature whatsoever (whether voluntary or involuntary) is taken for Borrower’s relief under any bankruptcy, reorganization, receivership, liquidation, insolvency, compromise, arrangement or moratorium statute, law or regulation, whether now in force or hereafter enacted (which if involuntary is not dismissed within sixty calendar days from the date such action is commenced), or any assignment is made for the benefit of the creditors of Borrower, or any petition (whether voluntary or involuntary) is made or filed for the appointment of a receiver, liquidator, trustee or custodian for any of the assets of Borrower (which if involuntary is not dismissed within sixty calendar days), or if any receiver, liquidator, trustee or custodian for any of the assets of Borrower is appointed, and such petition or such receiver, liquidator, trustee or custodian is not withdrawn or discharged within sixty calendar days from the date of filing, making or appointment, or the Collateral or any portion thereof in which Borrower has any interest is attached or levied upon and such attachment or levy is not released within sixty calendar days thereafter, or Borrower becomes unable to pay its debts as they become due, or Borrower is dissolved or its business is substantially terminated for any reason whatsoever; or

(f) Borrower terminates, disaffirms, rejects or repudiates, or attempts to terminate, disaffirm, reject or repudiate this Note, the Security Agreement and/or the Indebtedness; or

(g) Borrower has a default under the Distribution Agreement or any other material agreement between the Borrower and any party.

4.2 Automatically upon the occurrence of an Event of Default pursuant to Sections 4.1 (d) or (e) or (f), and, at the Lender’s option, up the occurrence of any other Event of Default, and at any time thereafter if such Event of Default shall then be continuing, unless such Event of Default is cured within the time period provided for hereunder:

(a) the Indebtedness shall be, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower, due and payable, if not otherwise then due and payable (anything in this Note or other agreement, contract, indenture, document or instrument contained to the contrary notwithstanding) and the Maturity Date shall be accelerated accordingly;

(b) The Lender may enforce all of its rights under the Security Agreement, and shall otherwise have all of the rights and remedies of a secured party under the California UCC, may pursue the remedies afforded to it hereunder, under the Security Agreement or under any of the documents executed in connection herewith, or any other remedy afforded to it by law or equity, and the Lender may, at its option, do and perform all other acts and things reasonably necessary for the proper preservation and protection of its rights hereunder, pursuant to the Security Agreement or under any of the documents executed in connection herewith, all at the cost and expense of Borrower, which amount so expended shall constitute costs recoupable by the Lender; and

(c) The Lender may, at its option, engage others to exercise or discharge any of its rights or obligations hereunder. The amounts payable to such others by the Lender shall be recoupable by the Lender.

5. General Provisions.

5.1 If this Note is not paid when due, the undersigned further promises to pay all costs of collection, foreclosure fees, and reasonable outside attorneys’ fees incurred by the Lender, whether or not suit is filed hereon, and the fees, costs and expenses as provided in the Agreement.

5.2 Presentment for payment, demand, notice of dishonor, protest and notice of protest are hereby expressly waived.

5.3 In no event whatsoever shall the interest rate and other charges charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that the payee hereunder has received interest in excess of the highest rate applicable hereto, the payee shall promptly refund such excess amount to the undersigned and the provisions hereof shall be deemed amended to provide for such permissible rate.

5.4 No delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or of any other right.

5.4 A waiver by the Lender upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

5.5 Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

5.6 This Note cannot be changed, modified, amended or terminated orally.

5.7 This Note shall be governed by, construed and enforced in accordance with the laws of the State of California, without reference to the principles of conflicts of laws thereof.

6. Security For The Note. This Note is secured by the Collateral described in the Security Agreement, and is subject to all of the terms and conditions thereof, including, but not limited to, the remedies specified therein.

IN WITNESS WHEREOF, this Note has been executed and delivered as of the date first set forth above.

ENDERBYWORKS, LLC

By:	/s/ Don Monaco
Don Monaco, Manager

Exhibit A

SECURITY AGREEMENT